                                                                   EXHIBIT 20.2

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

    The following unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to and should be read in conjunction with, the historical consolidated financial statements of Access Health and InterQual, including the notes thereto, incorporated by reference to the Company's Registration Statement on Form S-4 (File No. 333-56253).

    The unaudited pro forma condensed financial statements assume a business combination between Access Health and InterQual accounted for on a pooling-of-interests basis and are based on each company's respective historical consolidated financial statements and notes thereto, which are included or incorporated by reference herein. The unaudited pro forma condensed combined balance sheet combines Access Health's unaudited consolidated condensed balance sheet as of March 31, 1998 with InterQual's unaudited condensed balance sheet as of March 31, 1998, giving effect to the Merger as if it had occurred on March 31, 1998. The unaudited pro forma combined condensed statements of operations combine Access Health's historical results for the years ended September 30, 1995, 1996 and 1997 and the six months ended March 31, 1997 and 1998 with InterQual's historical results for the years ended December 31, 1995, 1996 and 1997 and the six months ended June 30, 1997 and March 31, 1998, respectively, giving effect to the Merger as if it had occurred at the beginning of the earliest period presented.

    The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the earliest period presented, or at March 31, 1998, as appropriate, nor is it necessarily indicative of future operating results or financial position.

                    ACCESS HEALTH, INC. AND INTERQUAL, INC.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                 YEARS ENDED SEPTEMBER 30, 1995, 1996 AND 1997

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ACCESS HEALTH, INC.              INTERQUAL, INC.               PRO FORMA COMBINED
                             ----------------------------------  -------------------------  ----------------------------------
                                1995        1996        1997      1995      1996     1997      1995        1996        1997
                             ----------  ----------  ----------  -------  -------  -------  ----------  ----------  ----------
Revenues:
  Care management services.. $   26,484  $   61,178  $   93,729  $  --    $  --    $  --    $   26,484  $   61,178  $   93,729
  Licensing and support
    services................      9,526      10,925      10,598    6,755   10,733   16,315      16,281      21,658      26,913
                             ----------  ----------  ----------  -------  -------  -------  ----------  ----------  ----------
      Total revenues........     36,010      72,103     104,327    6,755   10,733   16,315      42,765      82,836     120,642
                             ----------  ----------  ----------  -------  -------  -------  ----------  ----------  ----------
Costs and expenses:
  Cost of revenues:
    Care management
      services..............     19,374      34,653      49,237     --       --       --        19,374      34,653      49,237
    Licensing and support
      services..............      4,961       5,349       3,244    3,595    3,281    4,635       8,556       8,630       7,879
    Product and other
      development...........      3,298       6,545       7,922      674    1,805    3,310       3,972       8,350      11,232
    Sales and marketing.....      5,487       9,468       8,907      947    1,940    2,777       6,434      11,408      11,684
    General and
      administrative........      4,540      10,391       8,614    2,427    3,506    4,885       6,967      13,897      13,499
    Transaction costs.......      --          --          6,345     --       --       --          --          --         6,345
    Integration and
      restructuring costs...      --          --          9,661     --       --       --          --          --         9,661
                             ----------  ----------  ----------  -------  -------  -------  ----------  ----------  ----------
      Total costs and
        expense.............     37,660      66,406      93,930    7,643   10,532   15,607      45,303      76,938     109,537
                             ----------  ----------  ----------  -------  -------  -------  ----------  ----------  ----------
Income (loss) from
  operations................     (1,650)      5,697      10,397     (888)     201      708      (2,538)      5,898      11,105
Non-operating income
  (expenses):
  Impairment loss on
    interest in AHN.........      --          --        (10,000)    --       --       --          --          --       (10,000)
  Interest and other
    income..................        877       1,633       2,182       34     --       --           911       1,633       2,182
  Interest expense..........       (150)       (186)       (324)     (38)     (39)     (33)       (188)       (225)       (357)
                             ----------  ----------  ----------  -------  -------  -------  ----------  ----------  ----------
Income (loss) before income
  taxes.....................       (923)      7,144       2,255     (892)     162      675      (1,815)      7,306       2,930
Provision (credit) for
  income taxes..............       (242)      6,050      (2,363)    (396)      60      313        (638)      6,110      (2,050)
                             ----------  ----------  ----------  -------  -------- -------  ----------  ----------  ----------
Net income (loss)........... $     (681) $    1,094  $    4,618  $  (496) $   102  $   362  $   (1,177) $    1,196  $    4,980
                             ----------  ----------  ----------  -------  -------  -------  ----------  ----------  ----------
                             ----------  ----------  ----------  -------  -------  -------  ----------  ----------  ----------
Pro forma net income (loss)
  per share:
  Basic..................... $    (0.06) $     0.08  $     0.26  $(49.57) $ 10.17  $ 36.17  $    (0.08) $     0.07  $     0.23
                             ----------  ----------  ----------  -------  -------  -------  ----------  ----------  ----------
                             ----------  ----------  ----------  -------  -------  -------  ----------  ----------  ----------
  Diluted................... $    (0.06) $     0.06  $     0.24  $(49.57) $  9.31  $ 30.39  $    (0.08) $     0.05  $     0.21
                             ----------  ----------  ----------  -------  -------  -------  ----------  ----------  ----------
                             ----------  ----------  ----------  -------  -------  -------  ----------  ----------  ----------
Shares used in per share
  calculation:
  Basic..................... 11,000,000  12,884,000  17,854,000   10,000   10,000   10,000  14,814,000  16,698,000  21,668,000
  Diluted................... 11,000,000  18,502,000  19,360,000   10,000   10,930   11,902  14,814,000  22,667,000  23,892,000

                 See accompanying notes to unaudited pro forma
                    condensed combined financial statements.

                    ACCESS HEALTH, INC. AND INTERQUAL, INC.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                    SIX MONTHS ENDED MARCH 31, 1997 AND 1998

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                  ACCESS HEALTH, INC.        INTERQUAL, INC.         PRO FORMA COMBINED
                                               --------------------------  --------------------  --------------------------
                                                   1997          1998        1997       1998         1997          1998
                                               ------------  ------------  ---------  ---------  ------------  ------------
Revenues:
  Care management services...................  $     44,417  $     54,432  $  --      $  --      $     44,417  $     54,432
  Licensing and support services.............         5,325         5,833      7,311     10,356        12,636        16,189
                                               ------------  ------------  ---------  ---------  ------------  ------------
      Total revenues.........................        49,742        60,265      7,311     10,356        57,053        70,621
Costs and expenses:
  Costs of revenues:
    Care management services.................        22,582        29,886     --         --            22,582        29,886
    Licensing and support services...........         2,029         1,359      2,074      2,667         4,103         4,026
  Product and other development..............         4,397         3,173      1,418      2,256         5,815         5,429
  Sales and marketing........................         4,246         4,659      1,312      1,758         5,558         6,417
  General and administrative.................         4,558         4,823      2,114      3,205         6,672         8,028
  Transaction costs..........................         6,345       --          --         --             6,345       --
  Integration and restructuring costs........         6,961       --          --         --             6,961       --
                                               ------------  ------------  ---------  ---------  ------------  ------------
      Total costs and expenses...............        51,118        43,900      6,918      9,886        58,036        53,786
                                               ------------  ------------  ---------  ---------  ------------  ------------
Income (loss) from operations................        (1,376)       16,365        393        470          (983)       16,835
Other income (expense).......................           715         1,677        (15)       (17)          700         1,660
                                               ------------  ------------  ---------  ---------  ------------  ------------
Income (loss) before income taxes............          (661)       18,042        378        453          (283)       18,495
Provision (credit) for income taxes..........          (132)        6,856        176        208            44         7,064
                                               ------------  ------------  ---------  ---------  ------------  ------------
Net income (loss)............................  $       (529) $     11,186  $     202  $     245  $       (327) $     11,431
                                               ------------  ------------  ---------  ---------  ------------  ------------
                                               ------------  ------------  ---------  ---------  ------------  ------------
Pro forma net income (loss) per share:
  Basic......................................  $      (0.03) $       0.60  $   20.20  $   24.50  $      (0.02) $       0.51
                                               ------------  ------------  ---------  ---------  ------------  ------------
                                               ------------  ------------  ---------  ---------  ------------  ------------
  Diluted....................................  $      (0.03) $       0.56  $   17.03  $   20.55  $      (0.02) $       0.46
                                               ------------  ------------  ---------  ---------  ------------  ------------
                                               ------------  ------------  ---------  ---------  ------------  ------------
Shares used in per share calculation:
  Basic......................................    17,719,000    18,556,000     10,000     10,000    21,533,000    22,370,000
  Diluted....................................    17,719,000    20,128,000     11,860     11,922    21,533,000    24,668,000

                 See accompanying notes to unaudited pro forma
                    condensed combined financial statements.

                    ACCESS HEALTH, INC. AND INTERQUAL, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                 MARCH 31, 1998

                                 (IN THOUSANDS)

                                                                    ACCESS
                                                                   HEALTH,    INTERQUAL,    PRO FORMA    PRO FORMA
                                                                     INC.         INC      ADJUSTMENT    COMBINED
                                                                  ----------  -----------  -----------  -----------

                                                ASSETS
Current Assets:
  Cash equivalents..............................................  $   43,820   $   1,665       --        $  45,485
  Available-for-sale securities.................................      31,936      --           --           31,936
  Accounts and license fees receivable..........................      14,289       5,314       --           19,603
  Deferred income taxes.........................................       5,012       4,544       --            9,556
  Prepaid expenses, income taxes receivable and other current
    assets......................................................       8,668       1,124       --            9,792
                                                                  ----------  -----------  -----------  -----------
      Total current assets......................................     103,725      12,647       --          116,372
Property and equipment, net.....................................      16,046       1,806       --           17,852
Purchased intangibles...........................................       2,642      --           --            2,642
Deferred income taxes...........................................       1,042      --           --            1,042
Other assets....................................................         427         204       --              631
                                                                  ----------  -----------  -----------  -----------
      Total assets..............................................  $  123,882   $  14,657       --        $ 138,539
                                                                  ----------  -----------  -----------  -----------
                                                                  ----------  -----------  -----------  -----------

                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................................       2,979       1,086       --            4,065
  Accrued payroll and related expenses..........................       4,716       1,446       --            6,162
  Accrued integration and restructuring costs...................       1,912      --           --            1,912
  Taxes and other accrued expenses..............................       9,877          11       --            9,888
  Accrued merger related expenses...............................      --          --            9,000        9,000
  Other current liabilities.....................................         693          28       --              721
  Deferred revenue..............................................       5,748      11,646       --           17,394
                                                                  ----------  -----------  -----------  -----------
      Total current liabilities.................................      25,925      14,217        9,000       49,142
Capital lease obligations and other long-term debt..............         312          68       --              380
Stockholders' equity (deficit):
  Common stock..................................................      86,947         133       --           87,080
  Retained earnings.............................................      10,698         239       (9,000)       1,937
                                                                  ----------  -----------  -----------  -----------
      Total stockholders' equity................................      97,645         372       (9,000)      89,017
                                                                  ----------  -----------  -----------  -----------
      Total liabilities and stockholders' equity................  $  123,882   $  14,657       --        $ 138,539
                                                                  ----------  -----------  -----------  -----------
                                                                  ----------  -----------  -----------  -----------

                 See accompanying notes to unaudited pro forma
                    condensed combined financial statements.

                    ACCESS HEALTH, INC. AND INTERQUAL, INC.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

                              FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

    The unaudited pro forma condensed combined statements of operations combine the historical statements of operations of Access Health for the years ended September 30, 1995, 1996 and 1997 and the six months ended March 31, 1997 and 1998, with the historical statements of operations of InterQual for the years ended December 31, 1995, 1996 and 1997, and the six months ended June 30, 1997 and March 31, 1998.

    No adjustments have been made in these pro forma financial statements to conform the accounting policies of the combining companies. The nature and extent of such adjustments, if any, are not expected to be significant.

NOTE 2. PRO FORMA NET INCOME (LOSS) PER SHARE

    The number of shares of Access Health Common Stock issued in exchange for the outstanding shares of InterQual Capital Stock is based on the final exchange ratio. The final exchange ratio of 381.42 and 377.61 for the InterQual Class A Common Stock and for the InterQual Class B Common Stock respectively, was used in preparing the pro forma combined financial data. The following table provides the pro forma number of shares issued in connection with the Merger:

InterQual Class A Common Stock outstanding as of March 31, 1998.................      10,000
    Related exchange ratio......................................................      381.42
                                                                                  ----------
Number of Access Health Common Stock exchanged for InterQual Class A Common
 Stock..........................................................................   3,814,235
                                                                                  ----------
InterQual Class B Common Stock outstanding as of March 31, 1998 ................       1,922
    Related exchange ratio......................................................      377.61
                                                                                  ----------
Number of Access Health Common Stock exchanged for InterQual Class B Common
 Stock..........................................................................     725,765
                                                                                  ----------
      Total Access Health Common Stock exchanged.................................  4,540,000
Total number of Access Health common shares outstanding as of March 31, 1998....  18,815,879
                                                                                  ----------
Number of Access Health common shares outstanding after completion of the
 Merger.........................................................................  23,355,879
                                                                                  ----------
                                                                                  ----------

    Access Health and InterQual each adopted Statement of Financial Accounting Standards No. 128 "Earnings per Share" ("SFAS 128"), which was required to be adopted on December 15, 1997. This statement establishes standards for computing and presenting basic and diluted earnings per share. Under this statement, basic earnings or loss per share is computed by dividing the net earnings or loss by the weighted average number of shares of common stock outstanding. Diluted earnings or loss per share is determined by dividing the net earnings or loss by the sum of (1) the weighted average number of common shares outstanding, (2) if not anti-dilutive, the number of shares of convertible preferred stock as if converted upon issuance, and (3) if not anti-dilutive, the effect of outstanding stock options determined utilizing the treasury stock method.

                    ACCESS HEALTH, INC. AND INTERQUAL, INC.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

                        FINANCIAL STATEMENTS (CONTINUED)

NOTE 2. PRO FORMA NET INCOME (LOSS) PER SHARE (CONTINUED)

    A reconciliation of the numerators and the denominators of the basic and diluted per share computations for income for the years ended September 30, 1995, 1996 and 1997 and the six months ended March 31, 1997 and 1998 are as follows:

                                                                 FOR THE YEAR ENDED SEPTEMBER 30, 1995
                                                                 -------------------------------------
                                                                                             PER SHARE
                                                                 INCOME (LOSS)     SHARES     AMOUNT
                                                                 -------------   ----------  ---------
Net income (loss)..............................................   (1,177,000)
Basic Earnings per Share
  Income available to common stockholders......................   (1,177,000)    14,814,000   $(0.08)
                                                                                             ---------
                                                                                             ---------
  Options issued to directors and employees....................                      --
  Convertible preferred stock..................................                      --
                                                                                 ----------
Diluted Earnings per Share
  Income available to common stockholders......................   (1,177,000)    14,814,000   $(0.08)
                                                                                             ---------
                                                                                             ---------

    Options to purchase approximately 1.9 million shares of Access Health's common stock, and convertible preferred stock that were convertible into approximately 3.7 million shares of Access Health's common stock were outstanding as of September 30, 1995 but were not included in the computation of diluted earnings per share because they were anti-dilutive.

                                                                 FOR THE YEAR ENDED SEPTEMBER 30, 1996
                                                                 -------------------------------------
                                                                                             PER SHARE
                                                                    INCOME         SHARES     AMOUNT
                                                                 -------------   ----------  ---------
Net income.....................................................    1,196,000
Basic Earnings per Share
  Income available to common stockholders......................    1,196,000     16,698,000   $ 0.07
                                                                                             ---------
                                                                                             ---------
  Options issued to directors and employees....................                   2,276,000
  Convertible preferred stock..................................                   3,693,000
                                                                                 ----------
Diluted Earnings per Share
  Income available to common stockholders......................    1,196,000     22,667,000   $ 0.05
                                                                                             ---------
                                                                                             ---------

                                                                 FOR THE YEAR ENDED SEPTEMBER 30, 1997
                                                                 -------------------------------------
                                                                                             PER SHARE
                                                                    INCOME         SHARES     AMOUNT
                                                                 -------------   ----------  ---------
Net income.....................................................    4,980,000
Basic Earnings per Share
  Income available to common stockholders......................    4,980,000     21,668,000   $ 0.23
                                                                                             ---------
                                                                                             ---------
  Options issued to directors and employees....................                   2,224,000
                                                                                 ----------
Diluted Earnings per Share
  Income available to common stockholders......................    4,980,000     23,892,000   $ 0.21
                                                                                             ---------
                                                                                             ---------

                    ACCESS HEALTH, INC. AND INTERQUAL, INC.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

                        FINANCIAL STATEMENTS (CONTINUED)

NOTE 2. PRO FORMA NET INCOME (LOSS) PER SHARE (CONTINUED)

                                                                       FOR THE SIX MONTHS ENDED
                                                                            MARCH 31, 1997
                                                                 -------------------------------------
                                                                                             PER SHARE
                                                                 INCOME (LOSS)     SHARES     AMOUNT
                                                                 -------------   ----------  ---------
Net income (loss)..............................................     (327,000)
Basic Earnings per Share
  Income available to common stockholders......................     (327,000)    21,533,000   $(0.02)
                                                                                             ---------
                                                                                             ---------
  Options issued to directors and employees....................                      --
                                                                                 ----------
Diluted Earnings per Share
  Income available to common stockholders......................     (327,000)    21,533,000   $(0.02)
                                                                                             ---------
                                                                                             ---------

    Options to purchase approximately 3.9 million shares of Access Health's common stock were outstanding as of December 31, 1996 but were not included in the computation of diluted earnings per share because they were anti-dilutive.

                                                                       FOR THE SIX MONTHS ENDED
                                                                            MARCH 31, 1998
                                                                 -------------------------------------
                                                                                             PER SHARE
                                                                    INCOME         SHARES     AMOUNT
                                                                 -------------   ----------  ---------
Net income.....................................................   11,431,000
Basic Earnings per Share
  Income available to common stockholders......................   11,431,000     22,370,000   $ 0.51
                                                                                             ---------
                                                                                             ---------
  Options issued to directors and employees....................                   2,298,000
                                                                                 ----------
Diluted Earnings per Share
  Income available to common stockholders......................   11,431,000     24,668,000   $ 0.46
                                                                                             ---------
                                                                                             ---------

    The pro forma combined net income (loss) per share is based on the combined weighted average number of common (basic) and dilutive common equivalent shares (diluted) of Access Health and InterQual and the final common stock exchange ratio as of March 31, 1998 which results in the issuance of 4,540,000 shares of Access Health Common Stock for all of the outstanding shares of InterQual Capital Stock.

    The pro forma condensed combined statements of operations of Access Health for the fiscal years ended September 30, 1995, 1996 and 1997 include the operations of InterQual for the calendar years ended December 31, 1995, 1996 and 1997. The pro forma condensed combined statement of operations of Access Health for the six months ended March 31, 1997 and 1998 include the operations of InterQual for the six months ended June 30, 1997 and March 31, 1998, respectively. Accordingly, the Company's retained earnings have been adjusted for the effect of utilizing differing fiscal year ends for these periods. The revenues and net income of InterQual for the three months ended December 31, 1997 were $5,024,000 and $32,000, respectively.

    Share and per share information applicable to prior periods for Access Health and InterQual have been restated to reflect stock splits as discussed in each entity's respective financial statements and notes thereto.

NOTE 3. PRO FORMA ADJUSTMENTS

    Access Health and InterQual have estimated that they will incur merger-related expenses of approximately $9 million, consisting primarily of transaction costs for financial advisory fees, attorneys, accountants and financial printing and other one-time charges related to the transaction. These nonrecurring expenses will be charged to operations as incurred.

    The pro forma condensed combined balance sheet gives effect to such expenses as if they had been incurred as of March 31, 1998; however, in accordance with Regulation S-X the pro forma condensed combined statements of operations do not give effect to such expenses.